EXHIBIT 4.12

LOAN AGREEMENT

THIS AGREEMENT dated for reference the 30th day of January, 2003.

BETWEEN:

ALAMOS MINERALS LTD., a British Columbia corporation having its principal office at #1400 – 400 Burrard Street, Vancouver, British Columbia, V6C 3A6

(the “Company”)

OF THE FIRST PART

AND:

H. MORGAN & COMPANY, a corporation incorporated under the laws of the Island of Grand Cayman having its principal office at Colombia House, 32 Reid Street, 4th Floor, Hamilton, Bermuda HM 11

(the “Lender”)

OF THE SECOND PART

AND:

NATIONAL GOLD CORPORATION, an Alberta corporation having its principal office at Suite 600, 890 West Pender Street, Vancouver, British Columbia V6C 3A8

(“National Gold”)

OF THE THIRD PART

WHEREAS:

A.

The Company and National Gold entered into an amended and restated option and  joint venture agreement dated October 17, 2002 (the “JV Agreement”) in connection with the exploration and development of the Salamandra mineral property located in the State of Sonora, Mexico (the “Property”) whereby the Company can earn a 50% interest in the Property under the terms of the JV Agreement which include becoming jointly and severally liable to certain the payment obligations regarding the Property;

B.

The Property was acquired by Minas de Oro National S.A. de C.V. (“MON”) (formerly, O.N.C. de Mexico S.A. de C.V.), a wholly owned subsidiary National Gold, for certain consideration paid and payable to the vendors of the Property under the terms of an asset purchase agreement which consideration included the issuance by MON of debentures in the aggregate amount of $7,500,000 (the “Debentures”) which have been guaranteed by National Gold and are subject to a discount in the event of early repayment;

C.

The Company and National plan to merge by way of amalgamation (the “Merger”) under the Company Act (British Columbia) to form a new entity called “Alamos Gold Inc.” pursuant to the terms of an amalgamation agreement dated December 16, 2002 and described in a joint information circular of the Company and National dated December 18, 2002.  The Merger of the Company and National Gold is subject to certain conditions including receipt of shareholder and regulatory approvals;

D.

The Company and National wish to repay the Debentures prior to completing the Merger and have requested the Lender to provide to the Company a loan (hereafter defined as the “Loan”) in the aggregate principal amount of up to approximately $6,000,000 for the purpose of repaying the Debentures;

E.

To induce the Lender to provide the Loan to the Company and for other good and valuable consideration, the Company has agreed to grant to the Lender a general security interest over all of its present and after-acquired property, including a pledge of the shares of  Minera Bienvenidos S.A. de C.V. (“MB”), a wholly owned subsidiary of the Company, through which the Company is earning its interest in the Property;

F.

To further induce the Lender to provide the Loan to the Company and as additional security for the Loan, National Gold has agreed to guarantee the Loan, to grant to the Lender a general security interest over all of its present and after-acquired property and to pledge of all of the shares of MON which owns the Property; and

G.

The Lender has agreed to provide the Loan to the Company subject to the terms and conditions hereinafter set forth.

NOW THEREFORE THIS AGREEMENT WITNESSES THAT in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged by each of the parties hereto), the parties hereto covenant and agree each with the other as follows:

ARTICLE 1

INTERPRETATION

1.1

Definitions

Where used in this Agreement, the following terms shall have the following meanings:

(1)

“Advance Date” means on January 30, 2003 following the execution and delivery of this Agreement and receipt of the required approval of the TSX or such other date as agreed upon by the Parties to this Agreement but in no event later than February 21, 2003;

(2)

“Agreement” means this agreement, together with any amendments and all Schedules attached hereto;

(3)

“Amalco” means Alamos Gold Inc., the merged entity following the Merger of the Company and National Gold;

(4)

“Borrowing” means the utilization of up to the full amount of the Loan by the Company;

(5)

“Business Day” means a day on which the main branch of the CIBC is open for business in Vancouver, B.C., provided such day is not a Saturday or Sunday;

(6)

“CIBC” means the Canadian Imperial Bank of Commerce;

(7)

“Change of Control” means the occurrence at any date hereafter of any change in the holding, direct or indirect, of shares in the capital of the Company or a successor entity to the Company following the proposed amalgamation of the Company and National Gold (collectively, “Alamos Gold”), as a result of which a person or group of persons acting jointly or in concert, or person associated or affiliated with any such person or group within the meaning of the Securities Act (British Columbia), becomes the beneficial owner, directly or indirectly, of shares and/or other securities in excess of the number which, directly or following conversion thereof, would entitle the holders thereof to cast more than fifty percent (50%) of the votes attaching to all of the shares of Alamos Gold which may be cast to elect directors of Alamos Gold;

(8)

“Company” means Alamos Minerals Ltd., its successors and permitted assigns;

(9)

“Event of Default” means any event set forth in section 10.1;

(10)

“General Security Agreement” means the form of security agreement attached as Schedule “B”;

(11)

(12)

“Generally Accepted Accounting Principles” means, at any time, accounting principles generally accepted in Canada at such time, applied on a basis consistent with the most recent financial statements of the Company (except for changes reported by the Company’s auditors of which the Lender has written notice);

(13)

“Guarantee” means the form of guarantee to be entered into by National Gold in the form of Schedule “D”;

(14)

 “Indebtedness” means the aggregate principal amount for the time being and from time to time outstanding under the Loan, together with any Interest and all other amounts or fees, including legal fees, required to be paid or owing by the Company to the Lender under this Agreement;

(15)

“Interest” means the interest payable by the Company to the Lender pursuant to Article 4;

(16)

“Interest Adjustment Date” means February 28, 2003;

(17)

“Interest Rate” or “Interest Rates” means Interest on the outstanding principal Loan outstanding from time to time at 12% per annum, to be paid both before maturity and before and after default or judgment, calculated daily on the basis of the actual number of days elapsed in a year of 365 or 366 days, as the case may be, and compounded and payable yearly in arrears;

(18)

“Lender” means H. Morgan & Company, its successors and permitted assigns;

(19)

“Loan” means a non-revolving loan in the aggregate principal amount of up to approximately $6,000,000 in favour of the Company established by the Lender pursuant to Article 2 of the Agreement including the Interest Adjustment Amount as that term is defined in subsection 2.5;

(20)

“Maturity Date” means the earlier of:

(a)

February 28, 2008; and

(b)

the date upon which the Lender declares the Indebtedness to be due and payable pursuant to subsection 10.2(a);

(21)

“MB” means Minera Bienvenidos S.A. de C.V., a wholly owned Mexican subsidiary of the Company;

(22)

“MB Shares” means all of the shares in the capital of Minera Bienvenidos S.A. de C.V. owned by the Company;

(23)

(24)

“MO” means Minas de Oro National S.A. de C.V., a wholly owned Mexican subsidiary of National;

(25)

“MO Shares” means all of the shares in the capital of Minas de Oro National, S.A. de C.V. owned by National Gold ;

(26)

“National Gold ” means National Gold Corporation, an Alberta corporation having a registered address at 3rd Floor, 14505 Bannister Road, S.E., Calgary, Alberta, T2X 3J3;

(27)

“Note” means a promissory note of the Company in the form attached hereto as Schedule “A” to be delivered by the Company to the Lender on the Advance Date;

(28)

“Security” means the security given to the Lender under the General Security Agreements and the Guarantee to secure the Indebtedness;

(29)

“Share Pledge Agreement” means the form of pledge agreement attached as Schedule “C”; and

(30)

“TSX” means the TSX Venture Exchange.

1.2

Incorporation of Schedules

The following schedules annexed hereto shall, for all purposes hereof, form an integral part of this Agreement:

Schedule “A”

-

Form of Note
Schedule “B”

-

Form of General Security Agreement
Schedule “C”

-

Form of Share Pledge Agreement
Schedule “D”

-

Form of Guarantee

1.3

Singular, Plural, etc.

As used herein, each gender shall include all genders, and the singular shall include the plural and the plural the singular as the context shall require.

1.4

Headings

The division of this Agreement into Articles and Sections and the insertion of headings are for convenience of reference only and shall not affect the interpretation hereof.

1.5

1.6

Currency

Unless otherwise specified, references to sums of money herein shall be to in the currencyof Canada.

ARTICLE 2
LOAN

2.1

Establishment and Utilization of the Loan

Subject to the terms and conditions set forth herein, the Lender hereby agrees to make available to the Company a non-revolving Loan in the aggregate principal amount of up to approximately$6,000,000.

2.2

Non-Revolving Facility

The Loan shall be a non-revolving facility and any Borrowing which is repaid by the Company shall not be available for re-advance under this Agreement.

2.3

Minimum Amount of Borrowing

There is no minimum amount of Borrowing but the Borrowing shall be made in one Borrowing on the Advance Date.

2.4

Interest Adjustment

For the period between the Advance Date and the Interest Adjustment Date, the Company shall pay the accrued Interest on the Loan at the Interest Rate (the “Interest Adjustment Amount”).  The Interest Adjustment Amount shall be payable to the Lender on the Interest Adjustment Date.

2.5

Proceeds of the Loan

The proceeds of the Loan shall be used to repay the Debentures, the Interest Adjustment Amount and the Lender’s reasonable legal fees and expenses.

ARTICLE 3
GENERAL PAYMENT PROVISIONS

3.1

Application of Payments

All payments made by the Company to the Lender hereunder shall be applied firstly in satisfaction of Interest accrued to the date of payment and the balance, if any, in reduction of the outstanding principal amount of the Loan owing to the Lender hereunder.

3.2

3.3

Maturity Date

The Company shall repay in full, and there shall become due and payable in full, the entire Indebtedness on the Maturity Date.

3.4

Prepayment

The Company shall be entitled in its sole discretion to prepay the following outstanding amounts of the Loan at any time without notice, penalty or bonus:

(1)

up to 50% of the principal amount of the Loan and accrued Interest at any time on 30 days’ prior written notice at any time or times; and

(2)

all or any portion of the principal amount of the Loan and accrued Interest at any time following the 2 year anniversary of the Advance Date.

3.5

Receipt of Payments

All payments required to be made hereunder and received by the Lender after 12:00 noon (Pacific Standard Time) on any day will be deemed for all purposes of this Agreement to have been received by the Lender on the Business Day following the date of payment.

3.6

Location of Payments

All payments made by the Company to the Lender pursuant to this Agreement shall be made to the Lender at the address set out at the first page of this Agreement or to such other address as the Lender may notify the Company in writing from time to time.

ARTICLE 4
INTEREST

4.1

Interest Rate and Payment of Interest

The principal amount advanced by the Lender hereunder shall bear Interest from the Advance Date at the Interest Rate both before and after demand, as well as before and after default and judgement, payable yearly in arrears, on the anniversary of the Interest Adjustment Date.

ARTICLE 5
CONDITIONS OF BORROWING

5.1

Conditions Precedent to Borrowing

The obligation of the Lender to advance the Borrowing under the Loan is subject to the following conditions precedent on or before the Advance Date:

(1)

(2)

execution by the Company and National Gold and delivery to the Lender of this Agreement and the execution hereby the Lender;

(3)

execution by the Company and delivery to the Lender of the Note;

(4)

execution by the Company and delivery to the Lender of the General Security Agreement granting a security interest on all present and after acquired property of the Company as specified in the General Security Agreement;

(5)

execution by the Company and delivery to the Lender of a Share Pledge Agreement and a pledge of all of the MB Shares;

(6)

the filing by the Lender of a financing statement in the British Columbia Personal Property Registry, registering a security interest in favour of the Lender on the assets of the Company charged by the General Security Agreement executed by the Company;

(7)

the registration in Mexico in the  Public Registry for the domicile of MB and in the applicable registry of a security interest in favour of the Lender in the MB Shares charged by the Share Pledge Agreement executed by the Company;

(8)

execution by National Gold  (dated as of the effective date National Gold is continued in the Province of British Columbia) and delivery to the Lender of a guarantee in the form of Schedule “D” which guarantees all of the obligations of the Company under this Agreement;

(9)

execution by National Gold (dated as of the effective date National Gold is continued in the Province of British Columbia)and delivery to the Lender of a General Security Agreement substantially in the form of Schedule “B” granting a security interest on all present and after acquired property of National Gold Corporation;

(10)

execution by the National Gold (dated as of the effective date National Gold is continued in the Province of British Columbia) and delivery to the Lender of a Share Pledge Agreement in the form of Schedule “B” and a pledge of all of the MO Shares;

(11)

the filing by the Lender of a financing statement in the British Columbia Personal Property Registry , registering a security interest in favour of the Lender on the assets of the National Gold charged by the General Security Agreement executed by National Gold;

(12)

(13)

the registration in Mexico in the  Public Registry for the domicile of MO and in the applicable registry of a security interest in favour of the Lender in the MO Shares charged by the Share Pledge Agreement executed by National Gold;

(14)

receipt by the Company of written acceptance of the Loan by the TSX;

(15)

all representations and warranties contained in Article 6 of this Agreement shall be true on and as of the Advance Date with the same effect as if such representations and warranties had been made on and as of the date of Borrowing; and

(16)

receipt by the counsel of the Lender of a legal opinion of Gowlings Lafleur Henderson L.L.P., as counsel for the Company and a legal opinion of Snell & Wilmer L.L.P., as counsel for National Gold, in form and substance satisfactory to counsel for the Lender.

ARTICLE 6
REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY

6.1

Representations, Warranties and Covenants of the Company and National Gold

Each of the Company and National Gold hereby severally represents and warrants to and in favour of and covenants with the Lender as follows:

(1)

General - all representations and warranties made hereunder shall survive the delivery of the Security and the Borrowing, and no investigation at any time made by or on behalf of the Lender shall diminish in any respect whatsoever its rights to rely thereon.  All statements contained in any certificate or other instrument delivered by it or on behalf of it under or pursuant to this Agreement shall constitute representations and warranties made by it hereunder;

(2)

Corporate Existence and Authority - it is duly incorporated and validly exists as a company under the laws of the jurisdiction of its incorporation, is in good standing in the appropriate corporate registry, has the corporate capacity to own its rights and assets and to do business including, without limiting the generality of the foregoing, having powers, where applicable, adequate for the carrying on of its business as now being conducted, and is duly authorized under all applicable laws, regulations, ordinances and orders of public authorities to carry on its business generally where and in the manner it presently carries on business;

(3)

(4)

Binding Effect - this Agreement, the Note, the Guarantee, the General Security Agreement, the Share Pledge Agreement which it has entered into have been duly and validly authorized by all necessary corporate action, have been executed and, where applicable, delivered by it to the Lender and are its valid obligations, legally binding on it and enforceable in accordance with their respective terms;

(5)

Contravention of Law - neither the execution and delivery of this Agreement nor performance in accordance therewith is or will contravene any provision of any law, regulation, order, licence, permit or consent applicable to each, or conflict with or contravene the constating documents, or result in a breach, or constitute a default under, or require any consent under the terms or conditions of any agreement or instrument to which it is a party or by which it is bound except as otherwise provided for herein;

(6)

No Default Under Agreements – it is not in default under any agreement or instrument to which it is a party and which default may materially adversely affect its ability to observe and perform its covenants hereunder;

(7)

No Claims - there are not, and at the date of the Borrowing hereunder there will be, no actions, claims or proceedings pending or, to its knowledge, threatened against it, before any court, administrative board or other tribunal which if decided against it, would materially adversely affect its business or financial status or its obligations hereunder and there is no unsatisfied claim or outstanding judgment or writ of execution against it, other than as previously disclosed in its public disclosure documents;

(8)

Constating Documents – it is not in violation of its articles of incorporation, by-laws, resolutions of directors or shareholders, or to the best of its knowledge, of any law (including, without limitation, those dealing with the environment), regulation, rule, order, judgment, writ, injunction, decree, determination, or award, concurrently in effect and applicable to it, the violation of which would have a material adverse effect on it;

(9)

Income Tax - it has filed all income tax returns which are required to be filed and has paid or made provisions for payment for all material taxes (including interest and penalties) which are due and payable and each has provided adequate reserves for payment of any material tax, the payment of which is being contested;

(10)

No Material Facts - there is no fact known to it which materially adversely affects or in the future may (so far as it can reasonably foresee) materially adversely affect its ability to observe and perform its covenants hereunder;

(11)

(12)

Financial Statements – its audited financial statements for the fiscal year ended December 31, 2001 together with its unaudited financial statements for the fiscal period ended September 30, 2002 fairly and accurately set forth its financial position  as at December 31, 2001 and September 30, 2002, and the results of its operations for the period then ended, in accordance with Generally Accepted Accounting Principles applied consistently;

(13)

Adverse Change - since September 30, 2002, there has been no material adverse change in its financial position or operations from that set forth in the audited financial statements to such date or as otherwise disclosed in its public disclosure documents;

(14)

Financial Statements - during the time that any Indebtedness is outstanding, it will provide to the Lender within 60 days of the end of each fiscal quarter, internally prepared quarterly financial statements and such explanations thereof as the Lender may reasonably require from time to time;

(15)

Continuing Covenant - it covenants and agrees with the Lender that except with the prior written consent of the Lender, until all amounts due or to become due under this Agreement have been paid in full to the Lender, it will duly perform and observe each and all of its covenants and agreements herein set forth; and

(16)

Corporate Existence - it will at all times maintain its corporate existence, carry on and conduct its business in a proper businesslike manner and in accordance with good business practice and will keep or cause to be kept proper books of account in accordance with Generally Accepted Accounting Principles applied consistently.

ARTICLE 7
REPRESENTATIONS AND WARRANTIES OF THE LENDER

7.1

Representations and Warranties of the Lender

The Lender hereby represents and warrants to and in favour of the Company and National Gold as follows:

(1)

General - all representations and warranties made hereunder shall survive the delivery of the Security and the Borrowing, and no investigation at any time made by or on behalf of the Lender shall diminish in any respect whatsoever its rights to rely thereon.  All statements contained in any certificate or other instrument delivered by or on behalf of the Lender under or pursuant to this Agreement shall constitute representations and warranties made by the Lender hereunder;

(2)

(3)

Corporate Existence and Authority - the Lender is duly incorporated and validly exists as a company under the laws of the jurisdiction of its incorporation, is in good standing in the appropriate corporate registry, has the corporate capacity to own its rights and assets and to do business including, without limiting the generality of the foregoing, having powers, where applicable, adequate for the carrying on of its business as now being conducted, for the making of this Agreement and is duly authorized under all applicable laws, regulations, ordinances and orders of public authorities to carry on its business generally where and in the manner it presently carries on business; and

(4)

Binding Effect - this Agreement has been duly and validly authorized by all necessary corporate action, has been executed and, where applicable, delivered by the Lender to the Company and is a valid obligation of the Lender legally binding on it and enforceable in accordance with its terms.

ARTICLE 8
INDEMNITY

8.1

Indemnity

The Company hereby agrees to indemnify and hold harmless the Lender against any and all liabilities, obligations, losses, damages, penalties, claims, actions, suits, costs and expenses of whatever kind or nature which may be imposed on, incurred by or asserted at any time against the Lender in any way relating to or arising in connection with any default or misrepresentation of the Company in respect of this Agreement.

8.2

Indemnity

The Lender hereby agrees to indemnify and hold harmless the Company against any and all liabilities, obligations, losses, damages, penalties, claims, actions, suits, costs and expenses of whatever kind or nature which may be imposed on, incurred by or asserted at any time against the Company in any way relating to or arising in connection with any misrepresentation or breach of warranty of the Lender pursuant to Article 7.   Notwithstanding the above, it is understood by the parties herein that the indemnity as described in this Section 8.2 shall only survive up to the date that the Loan has been repaid to the Lender in full.

ARTICLE 9
SECURITY

9.1

Security Documents of Company

As security for the Indebtedness and the liabilities and obligations of the Company to the Lender hereunder and under any modification or extension hereof the Company shall:

(1)

(2)

grant a security interest over all present and after acquired property of the Company specified in the General Security Agreement and execute and deliver to the Lender the General Security Agreement;

(3)

grant a security interest over the MB Shares and execute and deliver to the Lender the Share Pledge Agreement.

As further security for the Indebtedness, the National Gold shall:

(4)

execute and deliver to the Lender the form of guarantee attached as Schedule “D” to this Agreement;

(5)

grant a security interest over all of its present and after acquired property, execute and deliver to the Lender a General Security Agreement substantially in the form of Schedule “B”;

(6)

grant a security interest over its MO Shares and execute and deliver to the Lender a Share Pledge Agreement substantially in the form of Schedule “C”.

9.2

Other Documents

The Company agrees to execute and deliver, or cause to be executed and delivered, to the Lender in form and content satisfactory to the Lender and its legal counsel, acting reasonably, any other documentation required to be executed and delivered to secure the Indebtedness, as contemplated hereunder.

ARTICLE 10
EVENTS OF DEFAULT AND REMEDIES

10.1

Events of Default

Any one or more of the following events shall constitute an Event of Default, whether any such Event of Default shall be voluntary or involuntary or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(1)

default by the Company in the due payment of any amount payable hereunder or in the observance or performance in any material respect of any other provision hereof or the Security;

(2)

default by the Company in the payment of the outstanding balance of the Indebtedness on the Maturity Date;

(3)

(4)

the failure by the Company in any material respect to perform or observe any of the covenants, conditions or agreements to be performed or observed by the Company hereunder or under the General Security Agreement or Share Pledge Agreement executed by the Company;

(5)

the failure by National Gold in any material respect to perform or observe any of the covenants, conditions or agreements to be performed or observed by National Gold hereunder or under the Guarantee, the General Security Agreement or Share Pledge Agreement executed by National Gold;

(6)

an order is made or a resolution is passed or a petition is filed for the liquidation or winding-up of the Company or National Gold ;

(7)

the Company or National Gold becomes insolvent, commits an act of bankruptcy or makes a general assignment for the benefit of its creditors or otherwise acknowledges its insolvency;

(8)

the appointment of a receiver, receiver-manager or receiver and manager of the Company or National Gold or any part of the properties or assets of the Company or National Gold;

(9)

if any representation or warranty made in writing to the Lender by the Company or National Gold up to the date hereof or made herein, in the Guarantee, the General Security Agreement, the Share Pledge Agreement to which it is a party or in any certificate or other instrument delivered or to be delivered by or on behalf of the Company or National Gold to the Lender hereunder is incorrect in any material respect on the date as of which such representation or warranty was made or purported to be made;

(10)

the Company is in default of the Note;

(11)

there is an occurrence of an “Event of Default” (as that term is defined in the General Security Agreement) under the General Security Agreement executed by the Company or in the General Security Agreement executed by National Gold;

(12)

there is an occurrence of an “Event of Default” (as that term is defined in the Share Pledge Agreement) under the Share Pledge Agreement executed by the Company or by National Gold;

(13)

the Company or the new entity “Alamos Gold Inc.” or any other successor corporate entity the Company may be known by following an amalgamation involving the Company and National Gold, the Company ceases to be listed on a recognized stock exchange; or

(14)

there is a Change of Control.

10.2

10.3

Remedies Upon Default

After any Event of Default has occurred and continues for five Business Days the Lender may give written notice to the Company, specifying the nature of the Event of Default in reasonable detail and, provided that the Company has not cured such Event of Default within 10 days following delivery of such notice, the Lender may, in its discretion, by written notice to the Company, declare this Agreement to be in default.  At any time thereafter, while the Company shall not have remedied all outstanding Events of Default, the Lender, at its discretion and subject to compliance with any mandatory requirements of applicable law then in effect, may exercise one or more of the following remedies:

(1)

declare the then outstanding balance of the Indebtedness, costs and all moneys owing by the Company to the Lender and such moneys and liabilities shall forthwith become due and payable to the Lender without presentment, demand, protest or other notice of any kind to the Company, all of which are hereby expressly waived;

(2)

exercise any or all of its remedies under the General Security Agreement executed by the Company; or

(3)

appoint a receiver or receiver-manager of the Company's assets and properties in accordance with the General Security Agreement.

10.4

Failure to Pay Amounts

If the Company fails to pay any amount when due hereunder, all such amounts shall be payable forthwith by the Company, and shall bear interest at the Interest Rate.

10.5

Other Securities

The rights and powers conferred by section 10.2 are in addition to and not in substitution for those rights and powers specifically conferred by the Security.

10.6

Remedies Non-Exclusive

No remedy herein or in the Security conferred on the Lender is intended to be exclusive of each and every remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.  The exercise or commencement of exercise by the Lender of any one or more of such remedies shall not preclude the simultaneous or later exercise by the Lender of any or all other such remedies.

10.7

10.8

Set-Off or Counterclaim

The obligation of the Company to make all payments hereunder or under the Security shall be absolute and unconditional and shall not be affected by any circumstance, including without limitation any set-off, compensation, counterclaim, recoupment, defence or other right which the Company may have against the Lender, or anyone else for any reason whatsoever and any insolvency, bankruptcy, reorganization or similar proceedings by or against the Company.

ARTICLE 11
MISCELLANEOUS

11.1

Termination of Agreement and Complete Release of Collateral

Upon payment or prepayment in full of the Indebtedness, and all other costs and moneys owing by the Company to the Lender pursuant to this Agreement, this Agreement will terminate and the lien upon the Company’s assets and National Gold’s assets created by the Security will be terminated.

11.2

Representations Surviving

All representations and warranties made hereunder shall survive the delivery of this Agreement and the Security to the Lender and no investigation at any time made by or on behalf of the Lender shall diminish in any respect whatsoever its right to rely thereon.  All statements contained in any certificate or other instrument delivered by or on behalf of the Company or National Gold under or pursuant to this Agreement shall constitute representations and warranties made by the Company or National Gold, as the case may be, hereunder.

11.3

Entire Agreement

This Agreement, together with the Schedules hereto, embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and undertakings, whether oral or written relative to the subject matter hereof.

11.4

Incorporation of General Security Agreement

All terms, covenants and conditions contained in the General Security Agreement executed by the Company or by National Gold are incorporated and deemed to be a part of this Agreement, whether or not specifically set forth herein.

11.5

Amendments

Neither this Agreement nor any provision hereof may be amended, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the amendment, waiver, discharge or termination is sought.

11.6

11.7

Waiver

Every condition and covenant, and each and every representation and warranty contained herein has been inserted for the sole benefit of the Lender and any breach of any such conditions, covenants, representations and warranties may, at the Lender's discretion, be waived or partially waived by the Lender.  No failure or delay on the part of the Lender to exercise any right, power or remedy given herein or by statute or at law or in equity or otherwise shall operate as a waiver thereof, nor shall any single or partial exercise of any right preclude any other exercise thereof or the exercise of any other right, power or remedy.

11.8

Forbearance

No condonation, forgiveness, waiver or forbearance by the Lender of any non-observance or non-performance by the Company or National Gold of any of the provisions hereunder will operate as a waiver or estoppel by or against the Lender in respect of any provision, or any subsequent non-observance or non-performance by the Company or National Gold of any of the provisions hereunder.

11.9

Approvals

The acceptance or approval by the Lender of any matter required hereunder will be of no force and effect unless given in writing, and given prior to the event or thing for which it is required.

11.10

Concessions

The Lender may grant extensions of time, take and give up securities, accept compositions, grant releases and discharges and otherwise deal with the Company, National Gold and other parties, sureties or securities as the Lender may see fit without prejudice to the liability of the Company to the Lender and without prejudice to the Lender's rights herein, and under the Security.   If, when an Event of Default has occurred, the Lender chooses to waive its right to exercise the remedies available to it under this Loan Agreement or at law the waiver shall not constitute condonation of the Event of Default, nor shall the waiver be pleaded as an estoppel against the Lender to prevent it exercising its remedies with respect to a subsequent Event of Default. No covenant, term, or condition of this Loan Agreement shall be deemed to have been waived by the Lender unless the waiver is in writing and signed by the Lender.

11.11

No Merger

The Security will not operate so as to create any merger or discharge of any indebtedness or liability of the Company or National Gold hereunder, or under the Security or other assignment, transfer, guarantee, lien, contract, promissory note, debenture, bill of exchange or security of any form held or which may hereafter be held by the Lender from the Company or from any other person or persons whomsoever.

11.12

11.13

No Merger of Judgment

Neither the taking of any judgment nor the exercise of any power of seizure or sale shall operate to extinguish the obligation of the Company to pay the Indebtedness and liabilities hereunder or operate as a merger of any covenant in this Agreement or the General Security Agreement executed by the Company, and the acceptance of any payment or alternate security shall not constitute or create a novation, and the taking of a judgment or judgments under a covenant herein contained shall not operate as a merger of those covenants or affect the Lender's rights to interest at the rate and times provided in this Agreement.

11.14

Reporting Covenants

The Company shall provide, or cause to be provided to the Lender, a report on any Event of Default, or any significant legal or financial event that constitutes a material adverse change in the financial condition of the Company, immediately upon the occurrence of such event.

11.15

Notices

(1)

Any notice, direction, or other instrument required or permitted to be given under this Agreement by the Lender to the Company or the Company to the Lender shall be in writing and may be given by delivery by mail, by registered mail or by facsimile or other similar form of communication to the following address:

(a)

if to the Company:

Alamos Minerals Ltd.
#1400 – 400 Burrard Street
Vancouver, British Columbia
V6C 3A6

Attention: John McCluskey
Fax: (604) 643-1773

with a copy to:

Gowling Lafleur Henderson LLP
#2300 – 1055 Dunsmuir Street
Vancouver, British Columbia
V7X 1J1

Attention: Joseph P. Giuffre
Fax: (604) 689-8610

(b)

(c)

if to National Gold:

National Gold Corporation
Suite 600, 890 West Pender Street
Vancouver, B.C.
V6C 3A8

Attention:

Jim McDonald
Fax:

(604) 408-4905

with a copy to:

Snell & Willmer LLP
1 South Church Avenue, Suite 1500
Tucson, Arizona
U.S.A. 85701

Attention:

Lowell Thomas
Fax:

(520) 884-1294

(d)

if to the Lender:

H. Morgan & Company
Colombia House
32 Reid Street
4th Floor
Hamilton, Bermuda

Attention:

William F. Maycock
Fax:

(441) 296-1199

with a copy to:

Beard Winter LLP
130 Adelaide Street West, Suite 701
Toronto, Ontario
M5H 2K4

Attention:

Richard I.R. Winter, Q.C.
Fax:

(416) 593-5239

(2)

Any notice, direction or instrument given shall:

(a)

if delivered, be deemed to have been given or made at the time of delivery;

(b)

(c)

if sent by facsimile or other form of similar electronic communication, be deemed to have been delivered at the date and time as evidenced by the conformation received by the sending machine; and

(d)

if sent by mail or overnight courier or other similar form of written communication, with return receipt requested, shall be deemed to have been validly served, given, delivered or received immediately when delivered against receipt, on the fifth Business Day after deposit with an overnight courier or, in the case of mail, on the tenth Business Day after deposit with a national postal service:

(3)

Any party may give written notice of change of address in the same manner, in which event notice shall thereafter be given at that changed address.

11.16

Omitted by Intention

11.17

Judgment Currency; Contractual Currency

If, for the purpose of obtaining or enforcing judgment against the Company or National Gold in any court in any jurisdiction, it becomes necessary to convert into any other currency (the “Judgment Currency”) an amount due under the Loan Agreement or any Security in any currency (the “Obligation Currency”) other than the Judgment Currency, the conversion shall be made at the rate of exchange prevailing on the Business Day immediately preceding: (i) the date of actual payment of the amount due, in the case of any proceeding in the courts of any jurisdiction that will give effect to such conversion being made on such date, or (ii) the date on which the judgment is given, in the case of any proceeding in the courts of any other jurisdiction (the applicable date as of which such conversion is made pursuant to this Section 11.15 being hereinafter in this Section 11.15 referred to as the “Judgment Conversion Date”).

If, in the case of any proceeding in the court of any jurisdiction referred to in this Section 11.15, there is a change in the rate of exchange prevailing between the Judgment Conversion Date and the date of actual receipt for value of the amount due, the applicable Borrower shall pay such additional amount (if any, but in any event not a lesser amount) as may be necessary to ensure that the amount actually received in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of the Judgment Currency stipulated in the judgment or judicial order at the rate of exchange prevailing on the Judgment Conversion Date.  Any amount due from a Borrower under this Section 11.15 shall be due as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of any of the Loan documents.

The term “rate of exchange” in this Section 11.15 means the rate of exchange at which The New York Foreign Exchange Market would, on the relevant date at or about 12:00 noon (Vancouver time), be prepared to sell the Obligation Currency against the Judgment Currency.

Any amount received or recovered by the Lender in respect of any sum expressed to be due to them (whether for itself or as trustee for any other person) from the Company or National Gold under this Agreement or under any of the Loan Agreement or Security in a currency other than the currency (the “contractual currency”) in which such sum is so expressed to be due (whether as a result of, or from the enforcement of, any judgment or order of a court or tribunal of any jurisdiction, the winding-up of the Company or otherwise) shall only constitute a discharge of the Company to the extent of the amount of the contractual currency that Lender is able, in accordance with its usual practice, to purchase with the amount of the currency so received or recovered on the date of receipt or recovery (or, if later, the first date on which such purchase is practicable).  If the amount of the contractual currency so purchased is less than the amount of the contractual currency so expressed to be due, the Company shall indemnify Lender against any loss sustained by it as a result, including the cost of making any such purchase.

11.18

Further Assurances

As, and so often as the Lender may require, the Company and National Gold shall execute and deliver to the Lender, at the expense of the Company, such further and other documents and assurances as may be necessary to properly carry out the intention of this Agreement.

11.19

Severability

If any term, covenant or condition of this Agreement or the Security or application thereof to any person or circumstance will to any extent be invalid, illegal or unenforceable in any respect, the remainder of this Agreement, the Security or application of such term, covenant or condition to such person or circumstance other than those as to which it is held invalid, illegal or unenforceable will not be affected thereby, and each term, covenant and condition of this Agreement, the Security will be valid and legal and will be endorsed to the fullest extent permitted by law.

11.20

Assignment

This Agreement and the Security may be assigned by the Lender upon ten (10) days written notice to the Company.  Neither Agreement nor the Security may be assigned by the Company or National Gold without the written consent of the Lender.

11.21

Time

Time will be of the essence of this Agreement.  Any extension of time hereunder shall not be deemed to be or operate in law as a waiver on the part of the Lender that time is to be of the essence of this Agreement.

11.22

11.23

Jurisdiction

THE COMPANY AND NATIONAL GOLD HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE PROVINCE OF BRITISH COLUMBIA OVER ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE SECURITY, AND THE COMPANY AND NATIONAL GOLD HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH COURTS OF THE PROVINCE OF BRITISH COLUMBIA. THE COMPANY AND NATIONAL GOLD IRREVOCABLY CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES OF SUCH PROCESS TO THE COMPANY AND NATIONAL GOLD AT ITS ADDRESS SPECIFIED ON THE SIGNATURE PAGES HERETO. THE COMPANY AND NATIONAL GOLD EACH AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. THE DEBTOR FURTHER WAIVES ANY OBJECTION TO VENUE IN SUCH JURISDICTION AND ANY OBJECTION TO AN ACTION OR PROCEEDING IN SUCH STATE ON THE BASIS OF FORUM NON CONVENIENS. THE COMPANY AND NATIONAL GOLD EACH FURTHER AGREE THAT ANY ACTION OR PROCEEDING BROUGHT AGAINST THE SECURED PARTY SHALL BE BROUGHT ONLY IN THE COURTS OF THE PROVINCE OF BRITISH COLUMBIA. EACH OF THE SECURED PARTY AND THE DEBTOR WAIVES ANY RIGHT IT MAY HAVE TO JURY TRIAL.

Nothing in this paragraph 11.20 shall affect the right of Lender to serve legal process in any other manner permitted by law or affect the rights of the Lender to bring any action or proceeding against the Company or National Gold or their respective property in the courts of any other jurisdiction.

To the extent that the Company or National Gold has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether from service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its respective property, the Company and National Gold each hereby irrevocably waives such immunity in respect of its obligations under this Agreement or the Security.

11.24

Governing Law

This Agreement, the Security and the rights and obligations of the parties hereto and thereto shall be governed by and be construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein.

11.25

11.26

Enurement

The Agreement will be binding upon and enure to the benefit of the Company and  the Lender and National Gold and their respective successors and assigns, heirs, administrators and executors.

11.27

Facsimile Signatures

The parties acknowledge that this Agreement may be executed and delivered by facsimile transmission and that the parties may rely on all such facsimile signatures as though such facsimile signatures were original signatures.

11.28

Counterpart Execution

This Agreement may be executed by the parties hereto in so many counterparts as may be necessary, each of which so signed shall be deemed to be an original, and that such counterparts together shall constitute one and the same instrument.

IN WITNESS WHEREOF the parties hereto have caused the Agreement to be executed and delivered by their authorized signatories where applicable as of the reference date of the Agreement.

ALAMOS MINERALS LTD. Per: Authorized Signatory
H. MORGAN & COMPANY Per: Authorized Signatory
NATIONAL GOLD CORPORATION Per: Authorized Signatory

THIS IS SCHEDULE “A” REFERRED TO IN THAT LOAN AGREEMENT
DATED THE 30TH DAY OF JANUARY, 2003
AMONGST ALAMOS MINERALS LTD., NATIONAL GOLD CORPORATION
AND H. MORGAN & COMPANY

PROMISSORY NOTE

Principal: $	Dated: January 30, 2003

FOR VALUE RECEIVED Alamos Minerals Ltd. (“Alamos”) hereby acknowledges itself indebted and promises to pay to H. Morgan & Company (“H. Morgan”) the principal sum of __________________________($t) in lawful money of Canada and agrees as follows:

•

Alamos shall pay interest on the said principal sum outstanding from time to time at 12% per cent per annum, to be paid both before and after maturity and before and after default or judgement, such interest to accrue from the date hereof and to be calculated daily on the basis of the actual number of days elapsed in a year of 365 or 366 days as the case may be, and payable yearly in arrears on the Maturity Date (as hereinafter defined).  Overdue interest shall be charged at the same rate, calculated daily, compounded yearly in arrears and payable on demand both before and after demand, default and judgement.

•

The Interest Adjustment Date shall be February 28, 2003.  Interest shall be paid forthwith from the date hereof to the Interest Adjustment Date at the rate of 12% per annum.

•

The whole of the said principal sum outstanding shall become due and payable in full on the earlier of: (a) February 28, 2008; and (b) the date upon which H. Morgan declares the principal sum outstanding to be due and payable as a result of a default pursuant to paragraph 5 herein (the “Maturity Date”).

•

Alamos shall have the right to prepay, at any time from time to time without notice, bonus or penalty: (a) up to 50% of the principal amount of the Promissory Note and accrued interest thereon at any time on 30 days’ prior written notice at any time or times; and (b) all or any portion of the principal sum outstanding and accrued interest thereon at any time following the 2 year anniversary of the date of this Promissory Note.

•

The principal sum together with accrued interest thereon shall forthwith become due and payable without notice in the event that any of the following events of default occurs, and continues for five Business Days (as that term is defined in the Loan Agreement) and after H. Morgan has given notice to Alamos of such default, and Alamos has not cured such default within 10 days following the receipt of such notice:

(1)

default by Alamos in the payment of the any principal sum required to be paid on the Maturity Date, without the written consent of H. Morgan; or

(2)

(3)

H. Morgan exercises any of its remedies under sections 10.2 of a Loan Agreement between the Alamos, National Gold Corporation and H. Morgan dated January 30, 2003.

Any prepayment hereunder shall be applied firstly on account of interest accrued to the date of such prepayment and outstanding fees and charges, and secondly on account of principal.

The undersigned hereby waives demand, presentment for payment, notice of non-payment, protest and notice of protest of this promissory note.

This promissory note shall be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein.

IN WITNESS WHEREOF the undersigned has executed this note at Vancouver, British Columbia the 30th day of January, 2003.

ALAMOS MINERALS LTD. Per: _______________________________ Authorized Signatory

THIS IS SCHEDULE “B” REFERRED TO IN THAT LOAN AGREEMENT
DATED THE 30TH DAY OF JANUARY, 2003
AMONGST ALAMOS MINERALS LTD., NATIONAL GOLD CORPORATION
AND H. MORGAN & COMPANY

GENERAL SECURITY AGREEMENT

[General Security Agreement dated January 30, 2003  between Alamos Minerals Ltd. as Borrower and H. Morgan & Company as Lender and General Security Agreement dated Janury 30, 2003 between National Gold Corporation as Borrower and H. Morgan & Company as Lender]

THIS IS SCHEDULE “C” REFERRED TO IN THAT LOAN AGREEMENT
DATED THE 30TH DAY OF JANUARY, 2003
AMONGST ALAMOS MINERALS LTD., NATIONAL GOLD CORPORATION
AND H. MORGAN & COMPANY

SHARE PLEDGE AGREEMENT

[Share Pledge Agreement dated January 30, 2003 between Alamos Minerals Ltd. as Pledgor and H. Morgan & Company as Pledgee and Share Pledge Agreement dated January 30, 2003 between National Gold Corporation as Pledgor and H. Morgan & Company as Pledgee]

THIS IS SCHEDULE “D” REFERRED TO IN THAT LOAN AGREEMENT
DATED THE 30TH DAY OF JANUARY, 2003
AMONGST ALAMOS MINERALS LTD., NATIONAL GOLD CORPORATION
AND H. MORGAN & COMPANY

GUARANTEE

[Guarantee dated January 30, 2003 among National Gold Corporation as Guarantor and H. Morgan & Company as Lender]